EXHIBIT 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors and officers of McKesson Corporation, a Delaware corporation (the “Company”), does hereby constitute and appoint Jeffrey C. Campbell, Laureen E. Seeger and Willie C. Bogan his or her true and lawful attorney and agent, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such director and/or officer, under the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended March 31, 2010, and thereafter to execute and file any and all amendments to such Form . Each of the undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution or resubstitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.

/s/ Andy D. Bryant	/s/ Marie L. Knowles

Andy D. Bryant, Director	Marie L. Knowles, Director

/s/ Wayne A. Budd	/s/ David M. Lawrence

Wayne A. Budd, Director	David M. Lawrence, Director

/s/ Jeffrey C. Campbell	/s/ Edward A. Mueller

Jeffrey C. Campbell, Executive Vice President	Edward A. Mueller, Director
and Chief Financial Officer
(Principal Financial Officer)

/s/ John H. Hammergren	/s/ Nigel A. Rees

John H. Hammergren, Chairman of the Board,	Nigel A. Rees, Vice President and Controller
President and Chief Executive Officer	(Principal Accounting Officer)
(Principal Executive Officer)

/s/ Alton F. Irby	/s/ Jane E. Shaw

Alton F. Irby III, Director	Jane E. Shaw, Director

/s/ M. Christine Jacobs

M. Christine Jacobs, Director
Dated: April 21, 2010